Exhibit 99.1
                                                 For Further Information Contact
                                                  Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE

      ROLLINS, INC. REPORTS CONTINUED IMPROVEMENT IN QUARTERLY PERFORMANCE

Highlights
o    23rd consecutive quarter of improved performance
o    Diluted Earnings per share rose 15.8% to $0.22
o Net income rose 10.8% to $15.1 million compared to $13.6 million for the same period in 2004.

ATLANTA, GEORGIA, October 26, 2005: Rollins, Inc. (NYSE:ROL), a premier North American consumer and commercial services company, today reported net income grew 10.8% to $15.1 million or $0.22 per diluted share for the third quarter ended September 30, 2005, compared to $13.6 million or $0.19 per diluted share for the third quarter ended September 30, 2004. Revenues for the third quarter grew 2.7% to $209.3 million compared to $203.9 million for the third quarter ended September 30, 2004.

Rollins's net income for the first nine months of 2005 grew 18.9% to $45.4 million or $0.65 per diluted share, compared to $38.2 million or $0.54 per diluted share for the first nine months of 2004. Revenues for the first nine months of 2005 grew 7.1% to $607.6 million compared to $567.1 million for the first nine months of 2004.

Rollins'  balance sheet remains  strong with total assets of $454.9  million and
stockholders'  equity  increasing  to  $178.7  million.   Total  cash  and  cash
equivalents rose to $79.5 million.

Commenting on the Company's results, Gary W. Rollins, President and Chief Executive Officer of Rollins, Inc. said, "We are pleased to report our 23rd quarter of improved performance.* During the quarter, revenues were negatively impacted by approximately $1 million as a result of the effect of hurricanes
Katrina and Rita impacting some of our branches in Alabama, Louisiana, Mississippi and Texas. Currently, it is difficult to estimate exactly when we will begin to reverse these shortfalls since the ultimate status of many impacted customer homes is uncertain at this time. Some branches will recover sooner than others. As a result we expect to see an impact on our fourth quarter. On a positive note, all of our 246 employees who were affected by the hurricanes are safe and we are providing all employment either in this area or other parts of the company.

"On October 4, we announced that we have completed the acquisition of the Industrial Fumigant Company, (IFC). Prior to the acquisition, IFC had revenues in excess of $24 million and was the 24th largest company in the pest control industry. They have over 130 employees, 25 offices nationwide and 17 warehouses. IFC is an exemplary company and we expect their leadership position in the food and commodity pest management segment to make a significant contribution to the growth of our commercial operations. We look forward to working with this talented group of professionals."

Mr.  Rollins  concluded,  "We  continue to focus on growing our  commercial  and
residential   businesses  through  providing  excellent  pest  services  to  our customers and acquiring other pest control companies where beneficial."

Rollins,  Inc. is a premier  North  American  consumer and  commercial  services company. Through its wholly owned subsidiaries, Orkin, Inc., Western Pest Services, and The Industrial Fumigant Company, the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.7 million customers in the United States, Canada and Mexico from over 400 locations. You can learn more about Orkin by visiting our Web sites at www.orkin.com, www.westernpest.com, www.indfumco.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

* See Rollins's Form 8-K dated July 27, 2005, for details regarding improvements in the quarter ended June 30, 2005.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding the impact of hurricanes Katrina and Rita and the success of 2005 for the Company and its shareholders. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company's pest and termite process reforms and pest control selling and treatment methods; the Company's ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; expected benefits of the commercial re-engineering project may not be realized, potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company's Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2004.

                         ROLLINS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                                 (In thousands)

                                                                                             2005                  2004
At September 30                                                                        (Unaudited)           (Unaudited)
------------------------------------------------------------------------------------------------------------------------

ASSETS

             Cash and Cash Equivalents                                           $         79,489        $       40,894
             Marketable Securities                                                              0                     0
                                                                                 -----------------       ---------------
             Total Cash and Marketable Securities                                          79,489                40,894

             Trade Receivables Short-Term, Net                                             48,954                52,296
             Materials and Supplies                                                         7,358                11,002
             Deferred Income Taxes                                                         30,389                28,831
             Other Current Assets                                                           9,359                11,283
                                                                                 -----------------       ---------------

                 Current Assets                                                           175,549               144,306

             Equipment and Property, Net                                                   57,928                45,186
             Goodwill and Other Intangible Assets                                         189,893               193,781
             Trade Receivables Long-Term, Net                                               9,866                11,063
             Deferred Income Taxes                                                         17,441                 6,569
             Prepaid Pension                                                                    0                24,964
             Other Assets                                                                   4,221                 5,840
                                                                                 -----------------       ---------------

                 Total Assets                                                    $        454,898        $      431,709
                                                                                 =================       ===============

------------------------------------------------------------------------------------------------------------------------

LIABILITIES

             Accounts Payable                                                    $         14,901        $       14,321
             Accrued Insurance                                                             16,516                13,049
             Accrued Payroll                                                               38,816                38,741
             Unearned Revenue                                                              91,341                91,245
             Other Current Liabilities                                                     39,828                40,840
                                                                                 -----------------       ---------------

                 Current Liabilities                                                      201,402               198,196

             Accrued Pension                                                               27,291                     0
             Long-Term Accrued Liabilities                                                 47,522                60,250
                                                                                 -----------------       ---------------

                 Total Liabilities                                                        276,215               258,446
                                                                                 -----------------       ---------------

------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY

             Common Stock                                                                  68,383                68,502
             Retained Earnings and Other Equity                                           110,300               104,761
                                                                                 -----------------       ---------------

                 Total Stockholders' Equity                                               178,683               173,263
                                                                                 -----------------       ---------------

                 Total Liabilities and Stockholders' Equity                      $        454,898        $      431,709


                                                                                 =================       ===============

                         ROLLINS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
            FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30
                      (In thousands except per share data)


                                                                        Third Quarter                    Nine Months
                                                                 ---------------------------   ----------------------------
                                                                      2005         2004              2005          2004
                                                                  (Unaudited)   (Unaudited)      (Unaudited)   (Unaudited)
                                                                 ------------  -------------   -------------  -------------

    REVENUES                                                     $   209,346   $    203,925    $    607,587   $    567,066
                                                                 ------------  -------------   -------------  -------------
    COSTS AND EXPENSES

            Cost of Services Provided                                106,398        105,035         315,630        295,585
            Depreciation and Amortization                              5,800          6,249          17,808         16,670
            Sales, General and Administrative                         72,258         70,080         203,835        193,411
            (Gain)/Loss on Sales of Assets                                 -           (315)           (544)       (14,457)
            Pension Curtailment                                            -              -          (4,176)             -
            Interest Income                                             (489)           (68)         (1,305)          (265)
                                                                 ------------  -------------   ----------------------------

      TOTAL COSTS AND EXPENSES                                       183,967        180,981         531,248        490,944
                                                                 ------------  -------------   -------------  -------------

    INCOME BEFORE INCOME TAXES                                        25,379         22,944          76,339         76,122

    PROVISION FOR INCOME TAXES                                        10,279          9,311          30,918         31,732
                                                                 ------------  -------------   -------------  -------------

    INCOME BEFORE CUMULATIVE EFFECT CHANGE IN
      ACCOUNTING PRINCIPLE                                            15,100         13,633          45,421         44,390

    CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET               -              -               -         (6,204)
                                                                 ------------  -------------   -------------  -------------

    NET INCOME                                                   $    15,100   $     13,633    $     45,421   $     38,186
                                                                 ============  =============   =============  =============


    NET INCOME PER COMMON SHARE-BASIC:
      INCOME BEFORE CUMULATIVE EFFECT CHANGE
      IN ACCOUNTING PRINCIPLE                                    $      0.22   $       0.20    $      0.67    $       0.65
    CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET               -              -              -           (0.09)
                                                                 ------------  -------------   -------------  -------------

    NET INCOME PER COMMON SHARE-BASIC                            $      0.22   $       0.20    $      0.67    $       0.56
                                                                 ============  =============   =============  =============


    NET INCOME PER COMMON SHARE-DILUTED:
      INCOME BEFORE CUMULATIVE EFFECT CHANGE
      IN ACCOUNTING PRINCIPLE                                    $      0.22   $       0.19    $      0.65    $       0.63
    CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET               -              -              -           (0.09)
                                                                 ------------  -------------   -------------  -------------

    NET INCOME PER COMMON SHARE-DILUTED                          $      0.22   $       0.19    $      0.65    $       0.54
                                                                 ============  =============   =============  =============

    AVERAGE SHARES OUTSTANDING - BASIC                                68,117         68,224         67,999          68,101

    AVERAGE SHARES OUTSTANDING - DILUTED                              70,042         70,197         70,046          70,113

                         ROLLINS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30
                                 (In thousands)

                                                                                                2005                2004
                                                                                             Unaudited            Unaudited
                                                                                        ------------------  ------------------
Operating Activities
   Net Income                                                                            $         45,421     $        38,186
   Adjustments to Reconcile Net Income to Net Cash
   Provided by Operating Activities:
     Change in Accounting Principle, Net                                                                -               6,204
     Depreciation and Amortization                                                                 17,808              16,670
     Pension Curtailment                                                                           (4,176)                  -
     Provision for Deferred Income Taxes                                                            2,085               7,319
     Other, Net                                                                                      (800)                335
     Gain on Sale of Assets                                                                          (544)            (14,457)
   (Increase) Decrease in Assets:
     Trade Receivables                                                                             (3,212)             (7,980)
     Materials and Supplies                                                                         1,536                 500
     Other Current Assets                                                                          (2,059)             (3,420)
     Other Non-Current Assets                                                                         233              (1,787)
   Increase (Decrease) in Liabilities:
     Accounts Payable and Accrued Expenses                                                          6,417              13,334
     Unearned Revenue                                                                              10,147              13,201
     Accrued Insurance                                                                             (2,484)             (3,103)
      Accrual for Termite Contracts                                                                (1,263)             (2,826)
      Long-Term Accrued Liabilities                                                                  (424)             (2,196)
                                                                                        ------------------  ------------------
   Net Cash Provided by Operating Activities                                                       68,685              59,980
                                                                                        ------------------  ------------------
Investing Activities
   Purchases of Equipment and Property                                                            (16,999)             (6,707)
   Net Cash Used for Acquisition of Companies                                                      (3,022)           (103,415)
   Sales of Marketable Securities, Net                                                                  -              21,866
   Proceeds From Sale of Assets                                                                       752              15,473
                                                                                        ------------------  ------------------
   Net Cash Used In Investing Activities                                                          (19,269)            (72,783)
                                                                                        ------------------  ------------------
Financing Activities
   Dividends Paid                                                                                 (10,304)             (8,187)
   Common Stock Purchased                                                                         (21,313)                  -
   Common Stock Options Exercised                                                                   3,229               1,734
   Other                                                                                              979                 676
                                                                                        ------------------  ------------------
   Net Cash Used in Financing Activities                                                          (27,409)             (5,777)
                                                                                        ------------------  ------------------
   Effect of Exchange Rate Changes on Cash                                                            745                 (66)
                                                                                        ------------------  ------------------
   Net Increase/(Decrease) in Cash and Cash Equivalents                                            22,752             (18,646)
   Cash and Cash Equivalents at Beginning of Year                                                  56,737              59,540
                                                                                        ------------------  ------------------
   Cash and Cash Equivalents at End of Period                                            $         79,489     $        40,894
                                                                                        ==================  ==================

                                 CONFERENCE CALL
                                  Rollins, Inc.
                                   (NYSE: ROL)

                Management will hold a conference call to discuss
                            third quarter results on:

--------------------------------------------------------------------------------
                         Wednesday, October 26, 2005 at:
--------------------------------------------------------------------------------
                               10:00 a.m. Eastern
                                9:00 a.m. Central
                               8:00 a.m. Mountain
                                7:00 a.m. Pacific

                                 TO PARTICIPATE:
                       Please dial 800-240-6709 domestic;
                           303-262-2211 international
                      at least 5 minutes before start time.

                   REPLAY: available through November 2, 2005
            Please dial 800-405-2236/303-590-3000, Passcode: 11041188
             THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT
                                 www.viavid.net

                                   Questions?
           Contact Janet Jazmin at FRB/Weber Shandwick at 212-827-3777
                 Or email to jjazmin@financialrelationsboard.com